EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-212703) and Form S-8 (Nos. 333-202005, 333-142873 and 333-123242) of Brooks Automation, Inc. of our report dated November 29, 2016, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 29, 2016